UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2007 (October 1, 2007)
AMSURG CORP.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-22217	62-1493316
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)
(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective October 1, 2007, the Board of Directors of AmSurg Corp. (the “Company”) appointed Christopher A. Holden to serve as a director of the Company. As reported in the Company’s Current Report on Form 8-K, dated September 25, 2007 (the “Report”), Mr. Holden was previously appointed as President and Chief Executive Officer of the Company, also effective October 1, 2007. The Employment Agreement between Mr. Holden and the Company, which was described in the Report, is attached to this report as Exhibit 99.1, and the disclosures contained in Item 5.02 of the Report regarding Mr. Holden are incorporated herein by reference.
In connection with the appointment of Mr. Holden as President and Chief Executive Officer of the Company, Ken P. McDonald resigned as President and Chief Executive Officer of the Company effective October 1, 2007. Mr. McDonald will remain with the Company for a transitionary period to assist Mr. Holden. Mr. McDonald will remain a full time employee of the Company through December 31, 2007 and will continue to receive full salary and benefits from the Company consistent with his salary and benefits prior to October 1, 2007. During the period from January 1, 2008 through December 31, 2008, Mr. McDonald will remain a part-time employee of the Company and will receive a salary of $255,000 per year.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

99	Employment Agreement, dated October 1, 2007, between AmSurg Corp. and Christopher A. Holden

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Duly Authorized Officer)

Date: October 5, 2007